                                 AIPC LETTERHEAD

                                 March 10, 2006

James P. Fogarty
Managing Director
Alvarez & Marsal, LLC
600 Lexington Avenue
6th Floor
New York, NY 10022

Dear Mr. Fogarty:

     This letter (the "Supplement") addresses various matters related to the engagement letter dated September 28, 2005 (the "Letter") between Alvarez &
Marsal, LLC ("A&M") and American Italian Pasta Company (the "Company"). Upon
execution hereof by each of the parties below, this Supplement will supplement and amend the Letter.

     Paragraph 1(a)(iii) of the Letter states that the staffing levels, after the Phase One Review (as defined herein), will be agreed with the Company's board of directors (the "Board") or its designees. A&M acknowledges and agrees that the staffing levels, committed personnel and related costs for the remainder of 2006 will be as set forth on Schedule 1 to this Letter and that any changes to or deviations from Schedule 1 must be approved in writing in advance by William R. Patterson.

     Paragraph 2(a) of the Letter states that the billing rates of Mr. Fogarty and the other A&M personnel "shall be subject to adjustment annually on January
1, to the extent that the Company and A&M agree." The current billing rate for
Mr. Fogarty is $600 per hour, and the current billing rate for Messrs. Moye,
Roizen and Gordon is $475 per hour. The current hourly billing rates for other
A&M personnel, by position held at A&M, are: (1) Director: $375-500; Associate:
$275-375; and Analyst: $200-275. The Company and A&M agree to maintain these same billing rates for all of these positions during 2006.

     Paragraph 2(d)(i) of the Letter states that A&M will be eligible to receive objectives based incentive compensation of $2.0 million upon the satisfactory completion of certain targets. A&M acknowledges and agrees that such incentive compensation potential is now $1.5 million rather than $2.0 million.

     Paragraph 2(d)(i)(1) of the Letter states that A&M will be eligible to receive objectives based incentive compensation of $1.0 million for achieving the FY 2006 EBITDAR target that is established by the Board during the 2005 calendar year. A&M acknowledges and agrees that the FY 2006 EBITDAR target, as established by the Board, is as set forth on Schedule 2 and such incentive compensation potential is now $750,000 rather than $1.0 million.

James P. Fogerty
March 10, 2006

     Paragraph 2(d)(i)(2) of the Letter states that A&M will be eligible to receive objectives based incentive compensation of $1.0 million for achieving the FY 2006 cash flow target that is established by the Board during the 2005 calendar year. A&M acknowledges and agrees that the FY 2006 cash flow target, as established by the Board, is as set forth on Schedule 2 and such incentive compensation potential is now $750,000 rather than $1.0 million.

     Paragraph 2(d)(ii) of the Letter states that warrants to purchase 472,671 shares of the Company will be paid to A&M. Notwithstanding the provisions of such Paragraph, A&M acknowledges and agrees that the Warrant to Purchase Class A
Common Stock of American Italian Pasta Company, in the form attached hereto which is being issued contemporaneously herewith, satisfies the warrant payment requirements of the Letter in all respects.

     The Letter, including the Indemnification Agreement, as supplemented and amended hereby, is hereby ratified and approved.

     If the foregoing is acceptable to you, please sign this letter to acknowledge your agreement with its terms.

                                       Sincerely,

                                       American Italian Pasta Company

                                       By:  /s/ William R. Patterson
                                            ------------------------------------
                                            William R. Patterson
                                            Chairman

     Accepted and Agreed:

     Alzarez & Marsal, LLC

     By:  /s/ James P. Fogarty
          ------------------------------------
          James P. Fogarty
          Managing Director

LCB